CHRONIMED INC.

                                                                    EXHIBIT 23.1


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Chronimed Inc. of our report dated August 10, 1998 included in the 1998 Annual Report to Shareholders of Chronimed Inc.

Our audits also included the financial statement schedule of Chronimed Inc. listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48820) pertaining to the Chronimed Inc. 1986 Stock Option Plan, the Registration Statement (Form S-8 No. 33-87712) pertaining to the Chronimed Inc. 1994 Stock Option Plan for Directors, the Registration Statement (Form S-8 No. 33-83368) pertaining to various Director Nonqualified Stock Option Plans, the Registration Statement (Form S-8 No. 33-87718) pertaining to the Chronimed Inc. 1994 Stock Option Plan, the Registration Statement (Form S-8 No. 33-81041) pertaining to the Chronimed Inc. Employee Stock Purchase Plan of 1995, the Registration Statement (Form S-8 No. 333-15949) pertaining to the Chronimed Inc. 1997 Stock Option Plan, the Registration Statement (Form S-3 No. 333-23833) pertaining to the registration of 68,065 shares of its common stock, and the Registration Statement (Form S-3 No. 333-35555) pertaining to the registration of 42,553 shares of its common stock of our reports dated August 10, 1998, with respect to the consolidated financial statements of Chronimed Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 3, 1998 and the related financial statement schedule included herein, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Minneapolis, Minnesota
September 23, 1998